UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2013

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

(972) 387-3562

(Registrant’s telephone number, including area code)

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below, at the 2013 Annual Meeting of Stockholders of Tuesday Morning Corporation (the “Company”) held on November 6, 2013, the Company’s stockholders approved the Company’s Corporate Executive Annual Incentive Plan (the “Incentive Plan”) for compliance with Internal Revenue Code Section 162(m). The Incentive Plan provides for the granting of awards of incentive compensation that may be paid to a participant upon satisfaction of specified performance goals for a particular performance period. The Incentive Plan is intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, so that the Company can take federal income tax deductions for the performance-based compensation paid under the Incentive Plan to its named executive officers. Because of the uncertainties associated with the application and interpretation of Section 162(m), there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

The Incentive Plan will be administered by the Compensation Committee or such other committee as determined by the Board of Directors, and such Committee has the full authority to designate the employees who are eligible to participate in the Incentive Plan and to establish the performance goals and achievement levels for each participant. Approved awards for a performance period will be paid in cash as provided in the Incentive Plan. The Incentive Plan will continue in effect until terminated by the Committee or the Board of Directors.

A summary of the Incentive Plan is included in Proposal No. 4 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 25, 2013, and the full text of the Incentive Plan is included in Appendix A of such proxy statement.  The foregoing description of the Incentive Plan is not complete and is qualified in its entirety by reference to the Incentive Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders

Set forth below is information concerning each matter submitted to a vote at the Company’s 2013 Annual Meeting of Stockholders held on November 6, 2013.

Proposal No. 1:  The stockholders elected each of the following persons as a director to serve for a term of one year or until their successors are elected and qualified or until their earlier death, resignation or removal.

	For	Withheld	Broker Non-Votes
Steven R. Becker	31,085,088	339,540	8,832,944
Terry Burman	31,074,125	350,503	8,832,944
William Montalto	17,699,418	13,725,210	8,832,944
R. Michael Rouleau	30,811,574	613,054	8,832,944
Richard S. Willis	30,658,974	765,654	8,832,944

Proposal No. 2:  The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014.

For	Against	Abstain	Broker Non-Votes
39,702,246	213,341	341,985	0

Proposal No. 3:  The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement.

For	Against	Abstain	Broker Non-Votes
30,408,958	551,457	464,213	8,832,944

Proposal No. 4:  The stockholders approved the Company’s Incentive Plan for compliance with Internal Revenue Code Section 162(m).

For	Against	Abstain	Broker Non-Votes
31,094,298	255,688	74,642	8,832,944

No other matters were voted upon at the meeting.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Tuesday Morning Corporation Corporate Executive Annual Incentive Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: November 8, 2013	By:	/s/ Meredith W. Bjorck
Meredith W. Bjorck
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Tuesday Morning Corporation Corporate Executive Annual Incentive Plan